Exhibit 99.1

Contact:	Peter W. Keegan Chief Financial Officer (212) 521-2950 Darren Daugherty Investor Relations (212) 521-2788 Candace Leeds Public Affairs (212) 521-2416

LOEWS CORPORATION REPORTS
NET INCOME FOR THE FIRST QUARTER OF 2008

NEW YORK, April 28, 2008—Loews Corporation (NYSE:LTR;CG) today reported consolidated net income (including both the Loews Group and Carolina Group) for the first quarter of 2008 of $662 million, compared to $768 million in the first quarter of 2007.

Net income and earnings per share information attributable to Loews common stock and Carolina Group stock is summarized in the table below:

	Three Months Ended March 31,
(In millions, except per share data)	2008	2007

Net income attributable to Loews common stock:
Income before net investment gains (losses)	$503	$570
Net investment gains (losses) (a)	(29)	75
Income from continuing operations	474	645
Discontinued operations, net (b)	81	5
Net income attributable to Loews common stock	555	650
Net income attributable to Carolina Group stock	107	118
Consolidated net income	$662	$768

Net income per share:
Loews common stock:
Income from continuing operations	$0.90	$1.19
Discontinued operations, net	0.15	0.01
Net income	$1.05	$1.20
Carolina Group stock	$0.98	$1.08
Book value per share of Loews common stock at:
March 31, 2008	$31.66
December 31, 2007	$32.40

(a)
Includes a gain of $89 million related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock in 2007.

(b)	Includes a gain of $82 million from the sale of Bulova Corporation in January 2008.

Net income attributable to Loews common stock for the first quarter of 2008 amounted to $555 million, or $1.05 per share, compared to $650 million, or $1.20 per share in the first quarter of 2007. The change in net income reflects the following:

•	A decline in results at the Company’s 90% owned subsidiary, CNA Financial Corporation.
•	Improved results at the Company’s 50.5% owned subsidiary, Diamond Offshore Drilling, Inc.
•	The operations of the Company’s wholly owned subsidiary, HighMount Exploration & Production LLC.
•	Reduced net investment income.
•
Net investment losses of $29 million (after tax and minority interest) in the first quarter of 2008 compared to net investment gains of $75 million (after tax and minority interest) in the first quarter of 2007. The results for the first quarter of 2007 included a gain of $89 million (after tax) related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

•	Discontinued operations primarily consisting of an $82 million gain from the sale of Bulova Corporation in the first quarter of 2008.

Net income per share of Carolina Group stock for the first quarter of 2008 was $0.98 per share, compared to $1.08 per share in the first quarter of 2007. The decrease in net income per share of Carolina Group stock reflects increased selling, advertising and administrative expenses as a result of costs associated with the proposed spin-off of Lorillard, as discussed below, and lower investment income, partially offset by lower interest expense related to the Carolina Group notional debt. The Company is issuing a separate press release reporting the results of the Carolina Group for the first quarter of 2008.

# # #

At March 31, 2008, there were 529,701,152 shares of Loews common stock outstanding and 108,476,929 shares of Carolina Group stock outstanding. Depending on market conditions, the Company from time to time purchases shares of its, and its subsidiaries’, outstanding common stock in the open market or otherwise.

The Company has two classes of common stock: (i) Carolina Group stock, a tracking stock intended to reflect the economic performance of a group of the Company’s assets and liabilities, called the Carolina Group, principally consisting of the Company’s subsidiary Lorillard, Inc. and (ii) Loews common stock, representing the economic performance of the Company’s remaining assets, including the interest in the Carolina Group not represented by Carolina Group stock. At March 31, 2008, the outstanding Carolina Group stock represents a 62.4% interest in the economic performance of the Carolina Group.

On December 17, 2007, the Company announced that its Board of Directors had approved a plan to spin-off the Company’s entire ownership interest in Lorillard to holders of Carolina Group stock and Loews common stock in a tax-free transaction. As a result of the transaction, the Carolina Group, and all of the Carolina Group stock, will be eliminated and Lorillard will become a separate publicly traded company.

The transaction will be accomplished by the Company through its (i) redemption of all outstanding Carolina Group stock in exchange for shares of Lorillard common stock, with holders of Carolina Group stock receiving one share of Lorillard common stock for each share of Carolina Group stock they own, and (ii) disposition of its remaining Lorillard common stock in an exchange offer for shares of outstanding Loews common stock, or as a pro rata dividend to the holders of Loews common stock.

Completion of the proposed transaction is subject to a number of conditions, as described in the Loews press release, dated December 17, 2007, a copy of which is posted on the Company’s website.

# # #

CONFERENCE CALLS

A conference call to discuss the first quarter results of Loews Corporation has been scheduled for 11:00 a.m. EDT, Monday, April 28, 2008. A live webcast of the call will be available online at the Loews Corporation website (www.loews.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session of the conference call should dial (877) 692-2592, or for international callers, (973) 582-2757. The conference ID number is 42181601.

A conference call to discuss the first quarter results of CNA has been scheduled for 10:00 a.m. EDT, Monday, April 28, 2008. A live webcast will be available online at http://investor.cna.com. Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (888) 599-4876, or for international callers, (913) 312-1378.

A conference call to discuss the first quarter results of Boardwalk Pipeline Partners, LP has been scheduled for 9:00 a.m. EDT, Monday, April 28, 2008. A live webcast of the call will be available online at the Boardwalk Pipeline website (www.bwpmlp.com). Please go to the website at least ten minutes before the event begins to register and to download and install any necessary audio software. Those interested in participating in the question and answer session should dial (800) 295-4740, or for international callers, (617) 614-3925. The PIN number to access the call is 97849708.

A conference call to discuss first quarter results of Diamond Offshore was held on Thursday, April 24, 2008. An online replay is available at the Diamond Offshore website (www.diamondoffshore.com).

# # #

ABOUT LOEWS CORPORATION

Loews Corporation, a holding company, is one of the largest diversified corporations in the United States. Its principal subsidiaries are CNA Financial Corporation (NYSE: CNA); Lorillard, Inc.; Diamond Offshore Drilling, Inc. (NYSE: DO); HighMount Exploration & Production LLC; Boardwalk Pipeline Partners, LP (NYSE: BWP); and Loews Hotels.

# # #

FORWARD-LOOKING STATEMENTS

Statements contained in this press release which are not historical facts are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are inherently uncertain and subject to a variety of risks that could cause actual results to differ materially from those expected by management of the Company, CNA, Diamond Offshore and Boardwalk Pipeline. A discussion of the important risk factors and other considerations that could materially impact these matters as well as the Company’s overall business and financial performance can be found in the Company’s reports filed with the Securities and Exchange Commission and readers of this release are urged to review those reports carefully when considering these forward-looking statements. Important factors that could cause actual events to differ from those described include, but are not limited to, satisfaction of the conditions to completion of the proposed spin-off transaction noted herein. Therefore, no assurance can be given that the spin-off will be consummated on the current terms or otherwise. Copies of these reports are available through the Company’s website (www.loews.com). Given these risk factors, investors and analysts should not place undue reliance on forward-looking statements. Any such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

Loews Corporation and Subsidiaries
Financial Review

	Three Months Ended March 31,
	2008	2007

	(Amounts in millions, except
	per share data)

Revenues:
Insurance premiums	$1,812	$1,862
Net investment income	489	765
Investment gains (losses) (a)	(51)	114
Manufactured products (b)	921	913
Other	1,372	959
Total	4,543	4,613

Expenses:
Insurance claims & policyholders’ benefits	1,389	1,448
Cost of manufactured products sold (b) (c)	555	544
Other	1,465	1,239
Total	3,409	3,231

	1,134	1,382

Income tax expense	353	453
Minority interest	200	166
Total	553	619

Income from continuing operations	581	763
Discontinued operations, net	81	5

Net income	$662	$768

Net income attributable to:
Loews common stock:
Income from continuing operations	$474	$645
Discontinued operations, net (d)	81	5
Loews common stock	555	650
Carolina Group stock (e)	107	118
	$662	$768

Income per share of Loews common stock:
Income from continuing operations	$0.90	$1.19
Discontinued operations, net	0.15	0.01
Diluted net income	$1.05	$1.20

Diluted net income per share of Carolina Group stock	$0.98	$1.08

Weighted diluted number of shares:
Loews common stock	530.90	542.56
Carolina Group stock	108.61	108.51

(a)
Includes a gain of $138 ($89 after tax), for the three months ended March 31, 2007, related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

(b)	Includes excise taxes of $163 and $162 paid on sales of manufactured products for the respective periods.
(c)	Includes charges of $257 and $249 ($162 and $158 after taxes) to accrue obligations at Lorillard under the State Settlement Agreements for the respective periods.
(d)	Includes an after tax gain of $82 from the sale of Bulova Corporation in January 2008.
(e)	Represents 62.4% of the economic interest in the Carolina Group for the three months ended March 31, 2008 and 2007.

Loews Corporation and Subsidiaries
Additional Financial Information

	Three Months Ended March 31,
	2008	2007
	(In millions)

Revenues:
CNA Financial	$2,333	$2,538
Lorillard (a)	931	945
Diamond Offshore	792	619
HighMount	189
Boardwalk Pipeline	213	190
Loews Hotels	97	95
Investment income, net	39	112
	4,594	4,499

Investment gains (losses):
CNA Financial	(51)	(21)
Corporate and other (b)		135
	(51)	114
Total	$4,543	$4,613

Income Before Taxes:
CNA Financial	$317	$459
Lorillard	106	133
Diamond Offshore	405	309
HighMount	75
Boardwalk Pipeline	89	80
Loews Hotels	18	18
Investment income, net	39	112
Other (c)	(33)	(29)
	1,016	1,082

Investment gains (losses):
CNA Financial	(51)	(21)
Corporate and other (b)		135
	(51)	114

Loews common stock	965	1,196
Carolina Group stock (d)	169	186
Total	$1,134	$1,382

Net Income:
CNA Financial	$200	$275
Lorillard	67	84
Diamond Offshore	136	107
HighMount	47
Boardwalk Pipeline (e)	39	39
Loews Hotels	11	11
Investment income, net	25	71
Other (c)	(22)	(17)
	503	570

Investment gains (losses):
CNA Financial	(29)	(12)
Corporate and other (b)		87
	(29)	75

Income from continuing operations	474	645
Discontinued operations, net (f)	81	5
Loews common stock	555	650
Carolina Group stock (d)	107	118
Total	$662	$768

(a)	Includes excise taxes of $163 and $162 paid on sales of manufactured products for the respective periods.
(b)
Includes a gain of $138 ($89 after tax), for the three months ended March 31, 2007, related to a reduction in the Company’s ownership interest in Diamond Offshore from the conversion of Diamond Offshore’s 1.5% convertible debt into Diamond Offshore common stock.

(c)	Consists primarily of corporate interest expense and other unallocated expenses.
(d)	Represents 62.4% of the economic interest in the Carolina Group for the three months ended March 31, 2008 and 2007.
(e)	Represents 70.4% and 79.6% ownership interest in Boardwalk Pipeline for the respective periods. Boardwalk Pipeline issued common units in the first and fourth quarters of 2007.
(f)	Includes an after tax gain of $82 from the sale of Bulova Corporation in January 2008.